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                                                                    Exhibit 99.1
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STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
FIXED CHARGES
--------------------------------------------------------------------------------
(Dollar amounts in thousands)

                                                                Quarter Ended June 30,
                                                                 1998            1997
                                                              -----------     -----------
Income before gain (loss) on sales of investments in
  rental properties and minority interest in consolidated
  subsidiary                                                  $16,804,000     $11,676,000
                                                              ===========     ===========
Fixed charges:

    Interest                                                  $ 8,827,000     $ 4,850,000
    Capitalized interest                                        2,831,000            --
    Other                                                          12,000          28,000
                                                              -----------     -----------
                                                              $11,670,000     $ 4,878,000
                                                              ===========     ===========

Income before gain (loss) on sales of investments in
  rental properties and minority interest and fixed
  charges, excluding capitalized interest                     $25,643,000     $16,554,000
                                                              ===========     ===========
Divided by fixed charges                                      $11,670,000     $ 4,878,000
                                                              ===========     ===========
Ratio of earnings to fixed charges                                    2.2             3.4
                                                              ===========     ===========



                                                                Six Months Ended June 30,
                                                                 1998            1997
                                                              -----------     -----------
Income before gain (loss) on sales of investments in
  rental properties and minority interest in consolidated
  subsidiary                                                  $32,787,000     $22,617,000
                                                              ===========     ===========
Fixed charges:
    Interest                                                  $17,362,000     $10,740,000
    Capitalized interest                                        4,857,000            --
    Other                                                          23,000         139,000
                                                              -----------     -----------
                                                              $22,242,000     $10,879,000
                                                              ===========     ===========
Income before gain (loss) on sales of investments in
  rental properties and minority interest and fixed
  charges, excluding capitalized interest                     $50,172,000     $33,496,000
                                                              ===========     ===========
Divided by fixed charges                                      $22,242,000     $10,879,000
                                                              ===========     ===========
Ratio of earnings to fixed charges                                    2.3             3.1
                                                              ===========     ===========

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